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                                                                   EXHIBIT 23.03

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 17, 1993 included in McCaw Cellular Communications, Inc.'s ("McCaw") Form 10-K for the year ended December 31, 1992 and to all references to our Firm included in this American Telephone and Telegraph Company ("AT&T") registration statement on Form S-4 relating to the AT&T Common Shares issuable in connection with the merger between McCaw and AT&T.

                                          Arthur Andersen & Co.
Seattle, Washington
February 1, 1994